Magnum Hunter Resources, Inc.
600 E. Las Colinas Blvd., Suite 1100, Irving, TX 75039
Phone (972) 401-0752 Fax (972) 401-3110
Internet Address: [website omitted]

FOR IMMEDIATE RELEASE
NEWS

New York Stock Exchange
*   Common    -  MHR
American Stock Exchange
*   Bonds        -   MHR.B
*   Warrants   -  MHR/WS/A

MAGNUM HUNTER REPORTS
SECOND QUARTER 2003
FINANCIAL & OPERATING RESULTS

CORE PRODUCTION VOLUMES UP 7%

Irving, Texas, August 4, 2003, Magnum Hunter Resources, Inc. (NYSE:MHR) announced today financial and operating results for the second quarter and six months ended June 30, 2003:

	Three Months Ended		Six Month Ended
	06/30/03	06/30/02	06/30/03	06/30/02
Daily Mcfe Production Average	203,505	222,235	196,584	184,044
Average Mcfe Price Received (Net of Hedges)	$3.70	$3.49	$3.88	$3.29
Daily Natural Gas Production Average (Mcf/d)	137,602	147,593	131,735	124,304
Average Gas Price Received (Net of Hedges)	$3.37	$3.20	$3.59	$3.02
Daily Crude Oil Production Average (Bbl/d)	10,984	12,440	10,808	9,957
Average Crude Oil Price Received (Net of Hedges)	$26.35	$24.40	$26.85	$23.15
Total Operating Revenues (000's)	$78,438	$76,190	$158,492	$119,314
Cost of Early Debt Retirement (000's)	$2,211	-0-	$4,066	$1,000
Tax Adjusted Cost of Early Debt Retirement Per Share (Diluted)	$0.02	-0-	$0.04	$0.01
Write-down of Affiliate Carrying Value (000's)	$719	-0-	$719	-0-
Tax Adjusted Cost of Write-down Per Share (Diluted)	$0.01	-0-	$0.01	-0-
Net Income (000's)	$4,170	$2,251	$12,160	$9,698
Income Per Common Share (Diluted)	$0.06	$0.03	$0.18	$0.17

Second Quarter 2003 Financial Results

Magnum Hunter reported net income of $4.2 million ($0.06 per diluted share) for the three months ended June 30, 2003, as compared to net income of $2.3 million ($0.03 per diluted share) for the three months ended June 30, 2002. Costs associated with the early retirement of $50 million of 10% Senior Notes reduced net income by $2.2 million (pre-tax) during the second quarter of 2003 or $0.02 per share when tax-adjusted. On July 29, 2003, Magnum Hunter exercised its option to sell its 30% equity investment in an unconsolidated affiliate. A write-down in the carrying value of this investment to its net realizable value resulted in a non-cash loss of $719 thousand (pre-tax) being recorded as part of equity in loss of affiliate in the second quarter of 2003. The tax adjusted cost of this write-down was $0.01 per diluted share.

Total revenues for the second quarter of 2003 were $78.4 million, an increase of 3% over revenues of $76.2 million reported during the second quarter of 2002. Magnum Hunter reported an operating profit of $21.4 million during the second quarter of 2003. This represented an increase of $388 thousand or 2% over the similar period in 2002. Net cash provided by operating activities increased by over 2 ½ times or $39.1 million to $63.6 million from $24.5 million reported during the second quarter of 2002.

Production volumes totaled 18.5 billion cubic feet equivalent (Bcfe) or 203.5 MMcfe per day for the second quarter of 2003, an increase of 7% over production volumes reported for the first quarter in 2002 when adjusted for non-core property sales. Natural gas production was 68% of total equivalent production volumes for the second quarter of 2003. A decline in actual production of 8% when compared to the second quarter of 2002 was attributable to previously announced non-core property sales made during fiscal years 2002 and 2003.

Natural gas prices realized by the Company were $3.37 per Mcf for the second quarter of 2003, compared to $3.20 per Mcf realized during the second quarter of 2002. Oil prices realized were $26.35 per barrel for the second quarter of 2003, compared to $24.40 per barrel realized during the second quarter of 2002. Both the natural gas and crude oil prices discussed above take into account the commodity price hedges that were in place during such periods.

First Six Months of 2003 Financial Results

For the first six months of 2003, net income was $12.2 million ($0.18 per diluted share) as compared to net income of $9.7 million ($0.17 per diluted share) for the six months ended June 30, 2002. Costs associated with the early retirement of $80 million of 10% Senior Notes reduced net income by $4.1 million (pre-tax) during the first six months of 2003, or $0.04 per diluted share when tax-adjusted. The non-cash loss from the adjustment of the net carrying value of an unconsolidated affiliate was $719 thousand (pre-tax), or $0.01 on a tax adjusted basis per diluted share.

Total revenues for the first six months of 2003 were $158.5 million compared to $119.3 million in the corresponding 2002 period, a 33% increase. Magnum Hunter reported an operating profit of $47.4 million during the first six months of 2003. This represented an increase of $17.0 million or 56% over the similar period in 2002. Net cash provided by operating activities increased by $100.9 million from $537 thousand reported at the end of the first six months of 2002 to $101.4 million reported for the first six months of 2003.

Oil and natural gas production increased 7% to 35.6 Bcfe or 196.6 MMcfe per day during the first six months of 2003 compared to 33.3 Bcfe or 184.0 MMcfe per day for the corresponding 2002 period. Natural gas production was 67% of total equivalent production volumes for the first six months of 2003.

Natural gas prices realized by the Company were $3.59 per Mcf for the first six months of 2003, compared to $3.02 per Mcf realized during the first six months of 2002. Oil prices realized were $26.85 per barrel for the first six months of 2003, compared to the $23.15 per barrel realized during the first six months of 2002. Both the natural gas and crude oil prices discussed above take into account the commodity price hedges that were in place during such periods.

Second Quarter 2003 Operating Results

Magnum Hunter participated in the drilling of 31 new wells during the second quarter of 2003, 23 onshore and 8 offshore in the Gulf of Mexico. Of these new wells drilled, 29 were deemed commercial successes and two dry holes were drilled offshore, which provided for an overall success rate of 93% and an offshore drilling success rate of 75%. Five of the 31 wells were deemed exploratory and the Company made three new discoveries during the quarter that provided for an exploration success rate of 60%. Since entering the Gulf of Mexico in 1999, Magnum Hunter has successfully drilled 66 commercial discoveries out of 88 new wells attempted, for an offshore drilling success rate of 83%.

Highlights for the second quarter in the Gulf of Mexico include discoveries at Main Pass 163, Vermilion 100 and Vermilion 117. The Main Pass 163 #3 well was a new discovery that found 50 feet of net pay in three zones. The well was completed in the deepest sand and tested at a rate of 11.5 MMcfe per day. The other two zones remain behind pipe. Magnum Hunter operates this well and owns a 60% working interest. First production is anticipated sometime early in the fourth quarter of 2003.

Vermilion 117 was a new discovery from the Big A sand with 40 feet of net pay. The well was completed and tested at a rate of 9.2 MMcfe per day. Magnum Hunter owns a 40% working interest in this new well. First production is anticipated to begin prior to year-end 2003.

Another new well was successfully drilled at the Vermilion 100 block and when tested with another well on this block, they produced at a combined rate of over 17 MMcfe per day. Magnum Hunter owns a 40% working interest in this lease block. First production is anticipated to commence during the fourth quarter of 2003.

First production on South Marsh Island 24 began in May 2003 with rates approaching 23 MMcfe per day. Magnum Hunter owns a 36% working interest in this deep shelf discovery. Production was also initiated in late June 2003 at Main Pass 263, were the Company owns a 60% working interest in this lease block.

Onshore highlights center around the Company’s continuous drilling program in the Morrow/Atoka/Strawn formations in Southeast New Mexico. Results continue to be very positive for the recently expanded 30 well drilling program. Further expansion of this program is anticipated based upon excellent results to-date and due to various trades and farmouts the Company has recently made to increase the number of future drilling locations.

The largest flow rate in the Southeast New Mexico area for the second quarter of 2003 came from the Black River Fed Com #2 located in Eddy County. The well flowed at a rate of over 6 MMcfe per day from the Morrow zone. Magnum Hunter owns a 55% working interest in this well. Also located in Eddy County, the Magnum Hunter 100% owned White Baby #4 began producing during the quarter at a rate of 4 MMcfe per day from the Morrow. In Lea County, the Company owns a 37.5% working interest in the Pennzoil 36 State Com #2 which began producing at a rate of 3.5 MMcfe per day during the quarter. Additionally, the first two wells completed in the third quarter have recently tested for a combined rate of 8 MMcfe per day, prior to stimulation. Magnum Hunter’s ownership is over 90% working interest in each well.

Other onshore activities during the second quarter of 2003 include numerous workovers, recompletions and stimulation activities in the Company’s Mid-Continent, West Texas and South Texas regions.

The sale of non-core properties primarily located in South Louisiana closed in the second quarter of 2003 with a sales price of $13.4 million (before customary purchase price adjustments). These non-core properties consisted of 42 wells in nine separate fields acquired in the Prize merger last year. This sale was effective at the end of May 2003 and resulted in 5 MMcfe of daily production loss.

Commodity Hedges

The Company continues to utilize commodity hedges as a means to provide a minimum base level of cash flow to meet anticipated capital requirements. During the second quarter of 2003, the Company had approximately 60 MMcf per day hedged through fixed price swaps with a weighted average price of $3.01 per MMbtu and approximately 40 MMcf per day hedged through cost-less collars with a weighted average floor price of $3.06 per MMbtu and a weighted average ceiling price of $4.30 per MMbtu. Approximately 73% of the Company’s second quarter 2003 natural gas production was hedged. On the crude oil side, the Company had approximately 1,000 Bbls per day hedged through fixed price swaps with a weighted average price of $21.25 per barrel and approximately 6,000 Bbls per day hedged through cost-less collars with a weighted average floor price of $23.00 per barrel and a weighted average ceiling price of $27.00 per barrel. Approximately 64% of the Company’s second quarter 2003 crude oil production was hedged.

Management Comments

Responding to Magnum Hunter’s financial and operating results for the second quarter of 2003, Mr. Gary C. Evans, Chairman, President and Chief Executive Officer of the Company stated, “Management has stayed on course during the second quarter of 2003 by continuing to divest of non-core assets, redeploying drilling capital to higher rates of return projects, and realigning the balance sheet in a manner to further reduce future interest expense. Core production growth of 7% in the second quarter from internally generated projects is after the loss of 32.4 MMcfe per day attributable to asset sales compared to the second quarter of 2002. With a combination of recent new discoveries that have been made in the Gulf of Mexico that are now awaiting facility installation this year, and two new wells per month added to our production base in our Southeastern New Mexico region, we remain highly confident in our ability to continue meaningful daily production gains throughout the remainder of 2003.”

Conference Call

A conference call will be hosted by the Senior Management of Magnum Hunter Resources, Inc. on Monday, August 4, 2003 at 9:00 a.m. central time. The subject of the conference call will be to discuss the financial and operating results of Magnum Hunter for the second quarter and six months ended June 30, 2003. If you wish to participate in the call, please dial in toll free (800) 706-3079 at 8:50 a.m. central time on Monday, August 4, 2003. Should you wish to participate, there will be a Q & A session following the presentation by management.

International callers, please dial (706) 643-1963.

A Web Broadcast will also be available for listeners on the Magnum Hunter Web Site. Instructions are:

Go to www.magnumhunter.com Go to Investor Relations Go to Webcasts/Conference Calls

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Magnum Hunter Resources, Inc. is one of the nation’s fastest growing independent exploration and development companies engaged in three principal activities: (1) the exploration, development and production of crude oil, condensate and natural gas; (2) the gathering, transmission and marketing of natural gas; and (3) the managing and operating of producing oil and natural gas properties for interest owners.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Magnum Hunter Resources, Inc.‘s business and prospects, are subject to a number of risks, including volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund its operations, environmental risks, drilling and operating risks, risks related to exploration and development drilling, uncertainties about estimates of reserves, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company’s reports that are available from the SEC.

FOR FURTHER INFORMATION CONTACT: M. BRADLEY DAVIS
SENIOR VICE PRESIDENT – CAPITAL MARKETS (972) 401-0752

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	June 30, 2003	December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	$9,246	$3,069
Restricted cash	944	682
Accounts receivable - trade, net of allowance of $4,521 and $4,573,
respectively	59,049	53,864
Deposits	978	8,856
Income tax refund receivable	46	9,966
Other current assets	22,932	21,659

Total Current Assets	93,195	98,096

Property, Plant, and Equipment
Oil and gas properties, full cost method
Unproved	179,953	165,676
Proved	1,150,795	1,053,426
Gas processing plants and pipelines	34,073	33,951
Other property	6,966	6,636

Total Property, Plant and Equipment	1,371,787	1,259,689
Accumulated depreciation, depletion, amortization and impairment	(297,623)	(258,080)

Net Property, Plant and Equipment	1,074,164	1,001,609

Other Assets
Goodwill	58,463	50,710
Other assets	17,000	19,364

Total Assets	$1,242,822	$1,169,779

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables and accrued liabilities	$134,944	$114,079
Accrued interest	9,707	10,327
Due to affiliates	3,423	2,848
Current portion of long-term debt	1,987	1,865

Total Current Liabilities	150,061	129,119

Long-Term Liabilities
Long-term debt, less current maturities	575,998	569,086
Asset retirement obligations	29,670	--
Derivative liabilities, noncurrent	7,759	3,316
Deferred income taxes payable	130,850	118,062
Stockholders' Equity
Preferred stock - $.001 par value; 10,000,000 shares authorized, 216,000 designated as Series A; 80,000 issued and outstanding, liquidation
amount $0	1	1
Common Stock - $.002 par value; 100,000,000 shares authorized,
71,730,830 and 71,707,897 shares issued, respectively	144	143
Additional paid-in capital	423,947	423,364
Accumulated other comprehensive loss	(31,095)	(26,902)
Accumulated deficit	(8,954)	(21,114)
Common stock in deferred compensation plan at cost (34,416 shares)	(192)	--
Unearned common stock in KSOP, at cost (1,242,868 and 757,246 shares,
respectively)	(7,599)	(4,888)

	376,252	370,604
Treasury stock, at cost (4,489,992 and 3,168,013 shares, respectively) .	(27,768)	(20,408)

Total Stockholders' Equity	348,484	350,196

Total Liabilities and Stockholders' Equity	$1,242,822	$1,169,779

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Operating Revenues:
Oil and gas sales	$68,470	$70,543	$138,060	$109,693
Gas gathering, marketing and processing	9,055	4,596	18,440	8,178
Oil field management services	913	1,051	1,992	1,443

Total Operating Revenues	78,438	76,190	158,492	119,314

Operating Costs and Expenses:
Oil and gas production lifting costs	13,498	15,438	26,446	24,386
Production taxes and other costs	7,930	7,922	17,107	12,225
Gas gathering, marketing and processing	6,882	3,466	13,428	6,146
Oil field services	593	543	1,450	819
Depreciation, depletion, amortization and accretion	24,978	23,542	46,502	38,638
Gain on sale of assets	(46)	--	(140)	--
General and administrative	3,159	4,223	6,341	6,747

Total Operating Costs and Expenses	56,994	55,134	111,134	88,961

Operating Profit	21,444	21,056	47,358	30,353
Equity in earnings (loss) of affiliate	(525)	81	(237)	382
Other income	260	108	378	165
Provision for impairment of investments	--	(621)	--	(621)
Costs associated with early retirement of debt	(2,211)	--	(4,066)	(1,000)
Other non-cash hedging adjustments	167	(3,330)	536	(3,923)
Interest expense	(12,384)	(13,670)	(24,962)	(21,175)

Income Before Income Tax	6,751	3,624	19,007	4,181
Deferred income tax (expense) benefit	(2,581)	(1,373)	(7,246)	5,517

Income Before Cumulative Effect of a Change in Accounting
Principle	4,170	2,251	11,761	9,698
Cumulative effect of a change in accounting principle, net
of income tax expense of $244	--	--	399	--

Net Income	$4,170	$2,251	$12,160	$9,698

Income per Common Share - Basic
In come before cumulative effect of a change in accounting
principle	$0.06	$0.03	$0.17	$0.18
Cumulative effect of a change in accounting principle	--	--	0.01	--

Income per Common Share - Basic	$0.06	$0.03	$0.18	$0.18

Income per Common Share - Diluted
Income before cumulative effect of a change in accounting
principle	$0.06	$0.03	$0.17	$0.17
Cumulative effect of a change in accounting principle	--	--	0.01	--

Income per Common Share - Diluted	$0.06	$0.03	$0.18	$0.17

Common Shares Used in Per Share Calculation
Basic	65,937,569	68,490,021	66,321,403	55,207,518

Diluted	66,894,623	69,710,567	67,114,375	56,441,193

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except for per share amounts)

	Six Months Ended June 30,
	2003	2002
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$12,160	$9,698
Adjustments to reconcile net income to cash provided by operating activities:
Cumulative effect of a change in accounting principle	(399)	--
Depreciation, depletion, amortization and accretion	46,502	38,638
Amortization of financing fees	1,203	920
Imputed interest on debt due to merger	--	108
Costs associated with early retirement of debt	4,066	1,000
Deferred income taxes (benefits)	7,246	(5,517)
Equity in (income) loss of unconsolidated affiliate	237	(382)
Gain on sale of assets	(140)	--
Provision for impairment of investments	--	621
Non-cash hedging adjustments	(536)	3,923
Stock compensation	433	--
Other	--	(82)
Changes in certain assets and liabilities, net of the effect of acquisitions:
Accounts and notes receivable	(5,194)	(8,989)
Derivative assets	--	3,600
Refund of income taxes	7,823	300
Deposits and other current assets	6,281	(4,287)
Accounts payable and accrued liabilities	21,737	(39,014)

Net Cash Provided by Operating Activities	101,419	537

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets, net of purchase price adjustments	8,969	1,681
Additions to property and equipment	(97,328)	(56,197)
Cash paid in Prize merger net of cash acquired	--	(41,097)
Increase in note receivable	--	(2,350)
Decrease in other assets	29	--
Distribution from unconsolidated affiliate	900	--
Investment in unconsolidated affiliate	(600)	--

Net Cash Used in Investing Activities	(88,030)	(97,963)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	248,575	592,183
Redemption of notes payable	(76,897)	--
Fees paid related to financing activities	(450)	(11,899)
Payments of principal on debt and production payment	(167,609)	(461,383)
Loan made to stockholder	--	(175)
Increase in note receivable from affiliate	(225)	--
Repayment of note receivable from affiliate	--	300
Loan made to KSOP	(2,711)	(2,683)
Proceeds from issuance of common stock, net of offering costs	75	592
Purchase of common stock for deferred compensation plan	(295)	--
Purchase of warrants	--	(98)
Purchase of treasury stock	(7,413)	(13,800)
Increase in restricted cash for payment of notes payable	(262)	(432)

Net Cash Provided (Used) By Financing Activities	(7,212)	102,605

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,177	5,179
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,069	2,755

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,246	$7,934